       As filed with the Securities and Exchange Commission on November 15, 1996
                                                     Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                          MDL INFORMATION SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                       94-3167497
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)

                              14600 CATALINA STREET
                          SAN LEANDRO, CALIFORNIA 94577
               (Address of principal executive offices) (Zip Code)

                                  ------------

                          MDL INFORMATION SYSTEMS, INC.
                   1993 STOCK OPTION AND RESTRICTED STOCK PLAN
                            (Full title of the Plan)


                                STEVEN D. GOLDBY
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                          MDL INFORMATION SYSTEMS, INC.
              14600 CATALINA STREET, SAN LEANDRO, CALIFORNIA 94577
                     (Name and address of agent for service)
                                 (510) 895-1313
          (Telephone number, including area code, of agent for service)

                                  ------------

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================
            Title of                              Proposed Maximum      Proposed Maximum
           Securities                 Amount          Offering              Aggregate            Amount of
              to be                   to be             Price               Offering           Registration
           Registered              Registered(1)     per Share(2)           Price(2)                Fee
           ----------              -------------     ------------           --------                ---

Options to purchase Common Stock      850,000            N/A                  N/A                   N/A
Common Stock, $0.01 par value         850,000         $17.0625           $14,503,125              $4,395

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1993 Stock Option and Restricted Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of MDL Information Systems, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low price per share of Common Stock of MDL Information Systems, Inc. as reported on the Nasdaq National Market on November 12, 1996.

                                     PART II

               Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference

         MDL Information Systems, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1996, as filed with the Commission;

         (b) The Registrant's reports on Form 10-Q for the fiscal quarters ended June 30, 1996, and September 30, 1996, as filed with the Commission; and

         (c) The Registrant's Registration Statement No. 0-21596 on Form 8-A filed with the Commission on July 15, 1993, together with amendments thereto, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         Registrant's Bylaws provide that Registrant will indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence by indemnified parties, and permits Registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification. Registrant maintains liability insurance for its officers and directors.

         In addition, Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty as a director of Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other form of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

         Registrant has entered into separate indemnification agreements with its directors and officers. These agreements require Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be opposed to the best interests of Registrant), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' insurance if available on reasonable terms. Registrant has obtained liability insurance covering its directors and officers. Registrant believes that its Certificate of Incorporation and Bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

Exhibit Number   Exhibit
--------------   -------

     5 Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.
     23.1        Consent of Ernst & Young LLP, Independent Auditors.
     23.2 Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.
     24 Power of Attorney. Reference is made to page II-5 of this Registration Statement.

Item 9.  Undertakings

                 A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses
(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1993 Stock Option and Restricted Stock Plan.

                 B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Leandro, State of California on this 14th day of November, 1996.

                         MDL INFORMATION SYSTEMS, INC.


                         By:   /s/  Steven D. Goldby
                               Steven D. Goldby
                               Chief Executive Officer and Chairman of the Board


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

                  That the undersigned officers and directors of MDL Information Systems, Inc., a Delaware corporation, do hereby constitute and appoint Steven
D. Goldby and John J. Hanlon, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and either of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                  Title                                                   Date
---------                  -----                                                   ----


/s/  Steven D. Goldby      Chief Executive Officer                           November 14, 1996
---------------------      and Chairman of the Board
Steven D. Goldby           (Principal Executive Officer)




/S  John J. Hanlon         Senior Vice President, Chief Financial            November 14, 1996
---------------------      Officer, Secretary and Treasurer
John J. Hanlon             (Principal Financial and Accounting Officer)


/s/  Thomas D. Jones                   President, Chief Operating Officer                November 14, 1996
--------------------                   and  Director
Thomas D. Jones




/s/  Peter W. Booth                    Director                                          November 14, 1996
--------------------
Peter W. Booth



/s/  Donald E. O'Neill                 Director                                          November 14, 1996
----------------------
Donald E. O'Neill



/s/  David N. Strohm                   Director                                          November 14, 1996
--------------------
David N. Strohm



/s/  Pedro M. Cuatrecasas              Director                                          November 1, 1996
-------------------------
Pedro M. Cuatrecasas

                                  EXHIBIT INDEX

Exhibit                                                                    Sequentially
-------                                                                    ------------
Number        Exhibit                                                      Numbered Page
------        -------                                                      -------------

     5        Opinion and consent of Gunderson Dettmer Stough Villeneuve
              Franklin & Hachigian, LLP.
     23.1     Consent of Ernst & Young LLP, Independent Auditors.
     23.2     Consent of Gunderson Dettmer Stough Villeneuve Franklin &
              Hachigian, LLP is contained in Exhibit 5.
     24 Power of Attorney. Reference is made to page II-5 of this Registration Statement.